                                                           Exhibit No. EX-99.h.4

                           Delaware Distributors, L.P.
                               2005 Market Street
                             Philadelphia, PA 19103

June 14, 2006

Delaware State Tax-Free Income Trust
2005 Market Street
Philadelphia, PA 19103

     Re:    Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the  "Agreement"),  intending to be legally bound hereby, Delaware Distributors,  L.P. (the "Distributor") agrees that in order to improve the performance of the Delaware  Tax-Free  Pennsylvania
Fund (the  "Fund"),  which is a series of the  Delaware  State  Tax-Free  Income
Trust,  the Distributor  shall waive a portion of the Rule 12b-1  (distribution)
fees for Class A Shares so that such Rule 12b-1 (distribution) fees for the Fund will not exceed 0.25% for the period July 1, 2006 through June 30, 2007.

     The Distributor  acknowledges that it shall not be entitled to collect,  on or make a claim for, waived fees at any time in the future.

                                              Delaware Distributors, L.P.

                                              By: _________________________
                                                  Name:
                                                  Title:
                                                  Date:

Your signature below acknowledges
acceptance of this Agreement:

Delaware State Tax-Free Income Trust

By: _________________________
    Name:
    Title:
    Date: